First Union
Commercial Corporation
200 South Biscayne Boulevard - 11th Floor
Miami, Florida  33131
305-789-1205



November 7, 1996



Group Technologies Corporation
10901 Malcolm McKinley Drive
Tampa, Florida 33612

Attn:     David D. Johnson
          Chief Financial Officer

Re:       Amended and Restated Credit and Security Agreement dated
          March 29, 1996, as amended (collectively, the "Credit Agreement")

Dear Dave:

In response to your request, we have agreed to amend, or waive (on a one-time basis) Events of Default pertaining to, certain negative covenants contained within the Credit Agreement. Specifically, we agree to waive compliance (and the related Events of Default) with (a) the required ratio of EBIT to interest on Indebtedness and the required EBITDA, as specified in Sections 8.11 and 8.12, respectively, each on a consolidated and an unconsolidated basis and as to your 1996 third quarter only, (b) the required Book Net Worth, as specified in
Section 8.15, for the period of August through November, 1996 and (c) the required Tangible Net Worth plus Subordinated Debt, as specified in Section 8.14, for the period of October and November, 1996. In addition, the maximum internally financed Capital Expenditures for Borrower, on an unconsolidated basis for fiscal year 1996, as specified in Section 8.9, are increased from $1,500,000 to $2,000,000.

All capitalized terms not defined above have the definitions specified in the Credit Agreement and all section references are to sections within the Credit Agreement.

Except as specified above, none of the terms of this letter shall be construed as a modification to or a waiver of any term(s) of the Credit Agreement or any related documentation, all of which, subject to the foregoing, remain in full force and effect in accordance with their original terms. No consent to any further non-compliance with existing terms, whether or not similar to the non-compliance specified above, is intended or is to be implied from the terms hereof.

This letter shall become effective after it has been fully executed and returned to us.

Very truly yours,

FIRST UNION COMMERCIAL CORPORATION
/s/ Roanne Disalvatore
Vice President

On this 8th day of November, 1996, we acknowledge and agree to the foregoing, and further specifically acknowledge that no waiver or modification is in effect with respect to the Credit Agreement or any related document(s), except as specified above.

GROUP TECHNOLOGIES CORPORIATION
/s/ David D. Johnson
Vice President


GROUP TECHNOLOGIES S.A. de C.V.
/s/ Richard L. Davis
Authorized Signatory


GROUP TECHNOLOGIES MEXICAN HOLDING COMPANY
/s/ David D. Johnson
Vice President


METRUM, INC.
/s/ David D. Johnson
Secretary and Treasurer


GROUP TECHNOLOGIES SUPRIMENTOS DE
INFORMATICA INDUSTRIA E COMERCIO LTDA.
/s/ Richard L. Davis
Authorized Signatory